AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997
                                                REGISTRATION NO. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------
                             UCAR INTERNATIONAL INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            DELAWARE                                            06-1385548
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                              39 OLD RIDGEBURY ROAD
                           DANBURY, CONNECTICUT 06817
                                 (203) 207-7700
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ------------

                            PETER B. MANCINO, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                             UCAR INTERNATIONAL INC.
                              39 OLD RIDGEBURY ROAD
                           DANBURY, CONNECTICUT 06817
                                 (203) 207-7740
           (NAME AND ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                               COPY REQUESTED TO:
                             M. RIDGWAY BARKER, ESQ.
                            KELLEY DRYE & WARREN LLP
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901

                                  ------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
                               ------------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|
                               ------------------











                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      PROPOSED
                                      MAXIMUM       PROPOSED
                         AMOUNT       OFFERING      MAXIMUM          AMOUNT OF
TITLE OF SHARES          TO BE        PRICE         AGGREGATE      REGISTRATION
TO BE REGISTERED       REGISTERED     PER UNIT    OFFERING PRICE      FEE(1)
--------------------------------------------------------------------------------
Common Stock, par      2,166,641       $42.25     $91,540,582.25     $27,739.57
value $.01 per
share.......
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The price per share is estimated based on the average of the high and low trading prices for the Common Stock on April 28, 1997 as reported by the New York Stock Exchange.
                            ------------------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 29, 1997

                                2,166,641 Shares

                             UCAR INTERNATIONAL INC.
                                  COMMON STOCK
                                ($.01 par value)


     This  Prospectus  relates to the offer and sale of  2,166,641  shares  (the
"Shares") of common stock, $.01 par value ("Common Stock"), of UCAR International Inc. ("UCAR" and, together with its subsidiaries, the "Company") by or on behalf of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders."

     The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the New York Stock Exchange, Inc. (the "NYSE") at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement. UCAR will not receive any of the proceeds from the sales by the Selling Stockholders. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or UCAR in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions may be paid by the Selling Stockholders. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The legal, accounting and other fees and expenses to be paid by UCAR related to the offer and sale of the Shares contemplated hereby are estimated to be $35,000.

     The Common Stock is traded on the NYSE under the symbol "UCR." On April 28, 1997, the last reported sale price of the Common Stock, as reported on the NYSE Composite Tape, was $42.125 per share.

                                 -------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

                     The date of this Prospectus is , 1997.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offering made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it would be unlawful to make such an offer or solicitation in such jurisdiction.


                              AVAILABLE INFORMATION

     UCAR is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy and information statements and other information so filed may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such reports, proxy and information statements and other information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (including UCAR) that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Common Stock is listed on the NYSE, and reports, proxy and information statements and other information filed with the Commission can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     UCAR has filed with the Commission a Registration Statement on Form S-3 (together with amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. Information omitted has been omitted as permitted by the rules and regulations of the Commission. For further information with respect to UCAR and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Registration Statement may be inspected at, and copies of all or any portion of the Registration Statement can be obtained at prescribed rates from, the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     UCAR is a corporation formed under the laws of the State of Delaware on November 24, 1993. The mailing address of its principal executive office is 39 Old Ridgebury Road, Danbury, Connecticut 06817. The telephone number of such office is (203) 207-7700.

                           INCORPORATION OF DOCUMENTS
                                  BY REFERENCE

     The following documents previously filed by UCAR with the Commission are incorporated by reference in this Prospectus:

         (a) UCAR's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 1996, the last day of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in item (a) above; and

         (c) the description of UCAR's capital stock contained in UCAR's Registration Statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by UCAR pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     UCAR will provide without charge to each person, including any beneficial owner of Common Stock, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in the documents that this Prospectus incorporates by reference). Such requests should be addressed to UCAR International Inc., 39 Old Ridgebury Road, Danbury, Connecticut 06817, Attention: Investor Relations, telephone number (203) 207-7726.

                                   THE COMPANY

     The Company's business was founded in 1886 by National Carbon Company. In 1917, National Carbon Company, along with Union Carbide Company and three other companies, became subsidiaries of a new corporation named Union Carbide and Carbon Company, now known as Union Carbide Corporation ("Union Carbide"). In the 1950s, National Carbon Company was dissolved, and its business subsequently became the Carbon Products Division of Union Carbide.

     Effective January 1, 1989, Union Carbide realigned each of its worldwide businesses into separate subsidiaries (the "Realignment"). In connection therewith, the business of the Carbon Products Division was separated from Union Carbide's other business and became owned by the Company, which was then wholly-owned by Union Carbide. On February 25, 1991, Union Carbide sold 50% of the common equity of the Company to Mitsubishi Corporation ("Mitsubishi") for $233 million (the "Mitsubishi Purchase"). Since the Mitsubishi Purchase, the Company has operated on a stand alone basis in all material respects. In this regard, the Company has been self-financing, except for certain credit enhancements which were provided by Union Carbide and Mitsubishi and which the Company terminated in their entirety in September 1994.

     On January 26, 1995, the Company consummated a leveraged recapitalization (the "Recapitalization") pursuant to the Recapitalization and Stock Purchase and Sale Agreement dated as of November 14, 1994 (the "Recapitalization Agreement") among Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCP"), Blackstone Offshore Capital Partners II L.P. ("BOCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCP and BOCP,
"Blackstone"), Union Carbide, Mitsubishi and UCAR. Pursuant to the Recapitalization: (i) UCAR issued Common Stock representing approximately 75% of the then outstanding Common Stock to Blackstone, Chase Equity Associates, L.P. and certain members of management for $203 million; (ii) UCAR Global Enterprises Inc., a wholly-owned subsidiary of UCAR ("Global"), and certain of its subsidiaries borrowed $585 million under senior secured bank facilities (the "Recapitalization Bank Facilities"); (iii) Global issued $375 million of Subordinated Notes; (iv) the Company repaid approximately $250 million of then existing indebtedness; (v) UCAR repurchased and cancelled all of the common equity then held by Mitsubishi for $406 million; (vi) UCAR paid to Union Carbide a cash dividend of $347 million on the common equity then held by Union Carbide, which common equity was reclassified and immediately thereafter represented approximately 25% of the then outstanding Common Stock; and (vii) certain members of management received restricted stock matching a portion of the Common Stock purchased by them and options to purchase up to an aggregate of 12% of the then outstanding Common Stock on a fully diluted basis, subject to certain vesting provisions. In connection with the Recapitalization, the Company transferred all of the stock of its operating subsidiaries to Global or subsidiaries of Global. UCAR currently holds no material assets other than common stock of Global.

     On August 15, 1995, UCAR completed its initial public offering of Common Stock (the "Initial Offering"). In connection with the Initial Offering, UCAR sold Common Stock representing 22% of the Common Stock outstanding immediately after the Initial Offering for net proceeds of $227 million and Union Carbide sold all of the Common Stock then owned by it. UCAR used net proceeds from the Initial Offering to contribute to

     Global an amount sufficient to redeem $175 million aggregate principal amount of Subordinated Notes at a redemption price equal to 110% of the aggregate principal amount thereof, plus accrued interest thereon of $4 million (the "Redemption"). On October 19, 1995, the Company refinanced the Recapitalization Bank Facilities (such new facilities, the "Senior Bank Facilities") at more favorable interest rates and with more favorable covenants (the "Refinancing"). The Redemption and Refinancing reduced the Company's annual interest expense by approximately $34 million (based on the principal amounts outstanding and the interest rates in effect at the time of the Redemption and the Refinancing, respectively). The Senior Bank Facilities were amended and restated on March 19, 1997 to increase the amount available under the revolving credit facility to $200 million from $100 million and to change the covenants to allow more flexibility in uses of free cash flow.

     In March 1996, certain stockholders of UCAR, including Blackstone, sold an aggregate of 16,675,000 shares of Common Stock in a secondary public offering (the "1996 Secondary Offering"). UCAR did not sell any shares in the 1996 Secondary Offering and did not receive any proceeds from the shares sold by the selling stockholders but did receive proceeds of approximately $1.5 million from the exercise of options by certain of the selling stockholders in connection with the sale in the 1996 Secondary Offering of the shares acquired upon the exercise of such options.

       In February 1997, UCAR's Board of Directors authorized a program to repurchase up to $100 million of Common Stock at prevailing prices from time to time in the open market or otherwise depending on market conditions and other factors. In April 1997, Blackstone sold an aggregate of 6,411,227 shares of Common Stock in a secondary public offering (the "1997 Secondary Offering"). UCAR did not sell any shares in the 1997 Secondary Offering and did not receive any proceeds from the shares sold by Blackstone. Concurrently with the 1997 Secondary Offering, UCAR repurchased 1,300,000 shares of Common Stock from Blackstone (the "Blackstone Share Repurchase") for approximately $48 million, which constituted part of the stock repurchase program. After the 1996 Secondary Offering, the 1997 Secondary Offering and the Blackstone Share Repurchase, Blackstone owned approximately 3% of the outstanding shares of Common Stock.


                              SELLING STOCKHOLDERS


     The following table sets forth, to the knowledge of the Company, the number of shares of Common Stock and the percentage of the outstanding shares of Common Stock beneficially owned by each Selling Stockholder, the number of shares which may be sold by such Selling Stockholder, and the number of shares and percentage of outstanding shares to be beneficially owned by such Selling Stockholder after this offering if all the shares offered by such Selling Stockholder are sold. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. As of March 31, 1997, UCAR had 46,856,521 shares of Common Stock issued and outstanding.

                                            BENEFICIAL OWNERSHIP                                     BENEFICIAL OWNERSHIP
                                            PRIOR TO THE OFFERING(C)                                   AFTER THE OFFERING
                                            ------------------------                                 --------------------
                                             SHARES OF                    SHARES TO    SHARES OF
                                            COMMON STOCK    PERCENTAGE     BE SOLD    COMMON STOCK         PERCENTAGE
                                            ------------    ----------    ---------   ------------         ----------


Robert P. Krass(a)(b)(d)................     1,306,485        2.8%         970,385       336,100               *
Robert J. Hart(a)(d)(e).................       575,234        1.2%         388,777       186,457               *
Peter B. Mancino(a)(d)(e)...............       288,262         *           269,153       19,109                *
William P. Wiemels(a)(d)(e).............       382,721         *           325,022       57,699                *
Fred C. Wolf(a)(d)(e)...................       231,746         *           213,304       18,442                *


--------------------

 *    Represents holdings of less than one percent.

(a) Each such person's business address is 39 Old Ridgebury Road, Danbury, Connecticut 06817.
(b) Except as to the column entitled "Shares to be Sold," includes 214,853 shares held by Krass Family Limited Partnership, a limited partnership of which Mr. Krass is the general partner. Mr. Krass disclaims beneficial ownership of such shares.
(c) Includes shares subject to vested and unvested options, respectively, granted under the Company's Management Stock Option Plan as follows: Mr. Krass, 808,654 shares and 161,731 shares; Mr. Hart, 313,147 shares and 75,630 shares; Mr. Mancino, 216,794 shares and 52,359 shares; Mr. Wiemels, 264,518 shares and 60,504 shares; and Mr. Wolf, 170,253 shares and 43,051 shares.
(d) Shares to be sold consist of shares to be acquired upon exercise of options granted pursuant to the Company's Management Stock Option Plan.
(e) Except as to the column entitled "Shares to be Sold" includes the approximate number of shares attributable to such person under the UCAR Carbon Savings Plan as of March 31, 1997.

     Each of the individual Selling Stockholders is currently employed by the Company and has been employed by the Company during the past three years.

     The Selling Stockholders acquired options to purchase shares of Common Stock pursuant to grants under the Company's Management Stock Option Plan in January 1995. The shares of Common Stock to be sold hereunder will be acquired upon the exercise of such options.


                              PLAN OF DISTRIBUTION

     The Shares may be offered and sold from time to time by one or more of the Selling Stockholders. No Selling Stockholder is required to offer or sell any of his Shares. The Selling Stockholders anticipate that, if and when offered and sold, the Shares will be offered and sold in transactions effected on the NYSE at then prevailing market prices. The Selling Stockholders reserve the right, however, to offer and sell the Shares on any other national securities exchange on which the Common Stock is or may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated. All offers and sales made on the NYSE or any other national securities exchange or in the over-the-counter market will be made through or to licensed brokers and dealers. No agreements, arrangements or understandings have been entered into with any broker or dealer, and no brokers or dealers have been selected, in connection with the offer and sale of the Shares. No discounts, commissions or other compensation will be allowed or paid by the Selling Stockholders or UCAR in connection with the offer and sale of the Shares, except that usual and customary brokers' commissions may be paid by the Selling Stockholders. All proceeds from the sale of the Shares will be paid directly to the Selling Stockholders and will not be deposited in an escrow, trust or other similar arrangement.

     The selling broker may act as agent or may acquire the Shares or interests therein as principal or pledgee and may, from time to time, effect distributions of the Shares or interests. If a dealer is utilized in the sale of the Shares in respect of which the Prospectus is delivered, the Selling Stockholders will sell the Shares to the dealer, as principal. The dealer may then resell the Shares to the public at varying prices to be determined by such dealer at the time of resale.

     The legal, accounting and other fees and expenses related to the offer and sale of the Shares contemplated hereby are estimated to be $35,000 and will be paid by UCAR. UCAR will pay all expenses incurred in connection with this offering, excluding commissions charged by any broker-dealer acting on behalf of a Selling Stockholder.


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the Shares will be passed upon for UCAR by Kelley Drye & Warren LLP, Stamford, Connecticut.


                                     EXPERTS

     The Consolidated Financial Statements of the Company at December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996, which are included in UCAR's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference in this Prospectus and in the Registration Statement in which this Prospectus appears in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which is incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP refers to a change in 1996 in the Company's method of determining LIFO inventories.

NO  DEALER, SALESPERSON OR OTHER  PERSON HAS  BEEN
AUTHORIZED TO GIVE ANY  INFORMATION OR TO MAKE ANY
REPRESENTATION  NOT CONTAINED  IN THIS PROSPECTUS,
AND,  IF  GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATION MUST NOT  BE RELIED  UPON AS HAVING
BEEN  AUTHORIZED  BY  THE  COMPANY OR  ANY SELLING
STOCKHOLDER. THIS PROSPECTUS  DOES NOT  CONSTITUTE
AN OFFER  TO  SELL OR A  SOLICITATION  OF AN OFFER
TO  BUY  ANY OF THE  SECURITIES OFFERED  HEREBY IN
ANY  JURISDICTION  TO  ANY  PERSON  TO  WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER IN  SUCH JURISDICTION.
NEITHER  THE  D ELIVERY  OF  THIS  PROSPECTUS  NOR
ANY  SALE   MADE   HEREUNDER   SHALL,  UNDER   ANY     UCAR International Inc.
CIRCUMSTANCES, CREATE  ANY IMPLICATION THAT  THERE
HAS BEEN NO CHANGE IN  THE AFFAIRS OF THE  COMPANY
SINCE  THE  DATE  HEREOF  OR THAT THE  INFORMATION
CONTAINED  HEREIN  IS   CORRECT  AS  OF  ANY  TIME
SUBSEQUENT TO ITS DATE.

                                                           2,166,641
                 -----------                                 Shares
                                                          Common Stock
                                                        ($.01 par value)






                                                           PROSPECTUS





               TABLE OF CONTENTS

                                     PAGE
                                     ----

Available Information..................2
Incorporation of Documents
 by Reference .........................2
The Company............................3
Selling Stockholders...................4
Plan of Distribution...................5
Legal Matters..........................5
Experts................................5

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, paid or to be paid in connection with the issuance and distribution of the securities being registered.

      SEC registration fee.................................  $27,739.57
      Legal fees and expenses..............................    5,000.00*
      Accounting fees and expenses.........................    2,000.00*
      Miscellaneous........................................      260.43
               Total.......................................  $35,000.00
                                                             ==========

------------------
*   Estimated.

     All expenses of such issuance and distribution will be paid by the registrant, other than transfer taxes relating to the sale of the securities registered hereby to be sold by the Selling Stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Law") provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     Section 102(b)(7) of the Law provides as follows:

     "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with
Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

     The Company maintains a director's and officer's liability insurance policy which indemnifies directors and officers for certain losses arising from claims by reason of a wrongful act, as defined therein, under certain circumstances.

     In addition, in response to this Item 15, the following information is incorporated by reference: the information included in the description of the registrant's capital stock contained in the registrant's Registration Statement on Form 8-A dated July 28, 1995, as updated by any amendment or report filed for the purpose of updating such description; Articles Tenth and Eleventh of the Amended and Restated Certificate of Incorporation of the registrant incorporated by reference as Exhibit 3.1 to this Registration Statement; and Article V of the Amended and Restated By-Laws of the registrant incorporated by reference as
Exhibit 3.2 to this Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The exhibits listed in the following table have been filed as part of this Registration Statement.


Exhibit
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------

2.1(1) Recapitalization and Stock Purchase and Sale Agreement dated as of November 14, 1994 among Union Carbide Corporation, Mitsubishi Corporation, UCAR International Inc. and UCAR International Acquisition Inc. and Guaranty made by Blackstone Capital Partners II Merchant Banking Fund L.P. and Blackstone Offshore Capital Partners II L.P.

2.2(2)    Amended  and Restated Stockholders' Agreement dated as of February 29,
          1996

2.3(1)    Form of Management Common Stock Subscription Agreement

2.4(3) Form of Management Pledge and Security Agreement, together with form of Promissory Note

2.5(2) Amendment, Waiver and Release in connection with such Management Common Stock Subscription Agreements, Management Pledge and Security Agreements and Promissory Notes

2.6(1)    Indemnification   Agreement   dated   as   of   January 26, 1995 among
          Mitsubishi   Corporation,   Union  Carbide   Corporation    and   UCAR
          International Inc.

2.7(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR International Inc. and UCAR Holdings S.A.

2.8(1)    Exchange   Agreements   made  as  of  January 26,  1995  between  UCAR
          International Inc. and UCAR Holdings II Inc.

2.9(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR International Inc. and UCAR Inc.

2.10(1) Exchange Agreement made as of January 26, 1995 between UCAR Carbon Company Inc. and UCAR Holdings Inc.

2.11(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR Carbon Company Inc. and UCAR Mexicana, S.A. de C.V.

2.12(1)   Exchange   Agreement  made   as  of  January  26,  1995  between  UCAR
          International Inc. and UCAR Global Enterprises Inc.

2.13(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR Carbon Company Inc. and Arapaima s.r.l.

2.14(1)   Deed  of  Purchase  and  Sale of 528,999 Shares of UCAR Carbon Navarra
          S.L.

2.15(1)   Exchange   Agreement   dated  as  of  December  15, 1993  by and among
          Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., Mitsubishi Corporation and UCAR International Inc.

2.16(1) Stock Purchase and Sale Agreement dated as of November 9, 1990 among Mitsubishi Corporation, Union Carbide Corporation and UCAR Carbon Company Inc.

2.17      [omitted]

2.18(1) Settlement Agreement dated as of November 30, 1993 among Mitsubishi Corporation, Union Carbide Corporation and UCAR Carbon Company Inc.

2.19(1)   Transfer   Agreement   dated  January  1, 1989  between  Union Carbide
          Corporation and UCAR Carbon Company Inc.

2.20(1)   Amendment No. 1 to such Transfer Agreement dated December 31, 1989

2.21(1)   Amendment No. 2 to such Transfer Agreement dated as of July 2, 1990

2.22(1)   Amendment No. 3 to such Transfer Agreement dated as of February 25,
          1991

2.23(1) Amended and Restated Realignment Indemnification Agreement dated as of June 4, 1992 among Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., Union Carbide Industrial Gases Inc., UCAR Carbon Company Inc. and Union Carbide Coatings Service Corporation

2.24(1) Environmental Management Services and Liabilities Allocation Agreement dated as of January 1, 1990 among Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., UCAR Carbon Company Inc., Union Carbide Industrial Gases Inc. and Union Carbide Coatings Service Corporation

2.25(1)   Amendment  No. 1  to  such   Environmental   Management  Services  and
          Liabilities Allocation Agreement dated as of June 4, 1992

2.26      [omitted]

2.27      [omitted]

2.28(4) Trade Name and Trademark License Agreement dated March 1, 1996 between Union Carbide Corporation and UCAR Carbon Technology Corporation

2.29(1) Employee Benefit Services and Liabilities Agreement dated January 1, 1990 between Union Carbide Corporation and UCAR Carbon Company Inc.

2.30(1) Amendment to such Employee Benefit Services and Liabilities Agreement dated January 15, 1991

2.31(1)   Supplemental   Agreement   to   such   Employee   Benefit Services and
          Liabilities Agreement dated February 25, 1991

2.32(1)   Letter Agreement dated December 31, 1990 among Union Carbide Chemicals
          and   Plastics  Company  Inc.,  UCAR  Carbon   Company   Inc.,   Union
          Carbide Grafito, Inc. and Union Carbide Corporation

2.33(5) Form of Stock Repurchase Agreement among UCAR International Inc., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. and Chase Equity Associates, L.P.

3.1(3)    Amended   and   Restated   Certificate   of   Incorporation   of  UCAR
          International Inc.

3.2(3)    Amended and Restated By-Laws of UCAR International Inc.

4.1(3) Specimen certificate representing Common Stock, par value $.01 per share, of UCAR International Inc.

4.2(1) Indenture dated as of January 15, 1995 among UCAR International Inc., UCAR Global Enterprises Inc. and the United States Trust Company of New York, as Trustee

5.1* Opinion of Kelley Drye & Warren LLP regarding the validity of the securities being registered

23.1*      Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

23.2*      Consent of KPMG Peat Marwick LLP

24.1*      Powers of Attorney (included on signature page)


------------------
* Filed herewith.

      Unless otherwise indicated, all exhibits have been previously filed.

(1)   Incorporated   by   reference   to   the   Registration  Statement of UCAR
      International Inc. and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850).

(2) Incorporated by reference to the Annual Report of the registrant of Form 10-K for the year ended December 31, 1995.

(3) Incorporated by reference to the Registration Statement of the registrant on Form S-1 (File No. 33-94698).

(4) Incorporated by reference to the Quarterly Report of the registrant on Form 10-Q for the quarter ended March 31, 1996.

(5) Incorporated by reference to the Registration Statement of the registrant on Form S-3 (File No. 333-23073).

      (b)   Financial Statement Schedules

     All schedules are omitted as the required information is inapplicable or the information is presented in the Consolidated Financial Statements or related notes thereto.


ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registrant Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DANBURY, STATE OF CONNECTICUT, ON THE 29TH DAY OF APRIL, 1997.

                        UCAR INTERNATIONAL INC.


                       BY: /S/ WILLIAM P. WIEMELS
                           -------------------------------------------------
                           Title: Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Robert P. Krass, William P. Wiemels and Peter B. Mancino, and each of them individually, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (a) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement and any and all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any registration statement (and any and all schedules and exhibits thereto) relating to the offering described in this Registration Statement (as such offering may be increased or decreased or the terms thereof may be modified from time to time at any time) that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, (iii) act on, sign and file with the Securities and Exchange Commission any exhibits to this Registration Statement or any such registration statement or amendments (including post-effective amendments), (iv) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (v) act on and file any supplement to any prospectus included in this Registration Statement or any such registration statement or amendments (including post-effective amendments) and (vi) take any and all actions which may be necessary or appropriate in connection therewith or with such offering, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate in connection therewith or with such offering, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


              SIGNATURES                                  TITLE                      DATE
              ----------                                  -----                      ----

/S/ ROBERT P. KRASS
-------------------------------------      Chairman of the Board, President       April 29, 1997
    Robert P. Krass                         and Chief Executive Officer
                                            (Principal Executive Officer)

/S/ WILLIAM P. WIEMELS
------------------------------------       Vice President, Chief Financial        April 29, 1997
    William P. Wiemels                       Officer and Treasurer (Principal
                                             Financial and Accounting
                                             Officer)

/S/ ROBERT D. KENNEDY
------------------------------------       Director                               April 29, 1997
    Robert D. Kennedy









/S/ JOHN R. HALL
-------------------------------------    Director                                 April 29, 1997
    John R. Hall

/S/ R. EUGENE CARTLEDGE
-------------------------------------    Director                                 April 29, 1997
    R. Eugene Cartledge


                                INDEX TO EXHIBITS


EXHIBIT

NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------

2.1(1) Recapitalization and Stock Purchase and Sale Agreement dated as of November 14, 1994 among Union Carbide Corporation, Mitsubishi Corporation, UCAR International Inc. and UCAR International Acquisition Inc. and Guaranty made by Blackstone Capital Partners II Merchant Banking Fund L.P. and Blackstone Offshore Capital Partners II L.P.

2.2(2)    Amended  and Restated Stockholders' Agreement dated as of February 29,
          1996

2.3(1)    Form of Management Common Stock Subscription Agreement

2.4(3) Form of Management Pledge and Security Agreement, together with form of Promissory Note

2.5(2) Amendment, Waiver and Release in connection with such Management Common Stock Subscription Agreements, Management Pledge and Security Agreements and Promissory Notes

2.6(1)    Indemnification   Agreement   dated   as   of   January 26, 1995 among
          Mitsubishi   Corporation,   Union  Carbide   Corporation    and   UCAR
          International Inc.

2.7(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR International Inc. and UCAR Holdings S.A.

2.8(1)    Exchange   Agreements   made  as  of  January 26,  1995  between  UCAR
          International Inc. and UCAR Holdings II Inc.

2.9(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR International Inc. and UCAR Inc.

2.10(1) Exchange Agreement made as of January 26, 1995 between UCAR Carbon Company Inc. and UCAR Holdings Inc.

2.11(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR Carbon Company Inc. and UCAR Mexicana, S.A. de C.V.

2.12(1)   Exchange   Agreement  made   as  of  January  26,  1995  between  UCAR
          International Inc. and UCAR Global Enterprises Inc.

2.13(1) Stock Purchase and Sale Agreement dated as of January 26, 1995 between UCAR Carbon Company Inc. and Arapaima s.r.l.

2.14(1)   Deed  of  Purchase  and  Sale of 528,999 Shares of UCAR Carbon Navarra
          S.L.

2.15(1)   Exchange   Agreement   dated  as  of  December  15, 1993  by and among
          Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., Mitsubishi Corporation and UCAR International Inc.

2.16(1) Stock Purchase and Sale Agreement dated as of November 9, 1990 among Mitsubishi Corporation, Union Carbide Corporation and UCAR Carbon Company Inc.

2.17      [omitted]

2.18(1) Settlement Agreement dated as of November 30, 1993 among Mitsubishi Corporation, Union Carbide Corporation and UCAR Carbon Company Inc.

2.19(1)   Transfer   Agreement   dated  January  1, 1989  between  Union Carbide
          Corporation and UCAR Carbon Company Inc.

2.20(1)   Amendment No. 1 to such Transfer Agreement dated December 31, 1989

2.21(1)   Amendment No. 2 to such Transfer Agreement dated as of July 2, 1990

2.22(1)   Amendment No. 3 to such Transfer Agreement dated as of February 25,
          1991

2.23(1) Amended and Restated Realignment Indemnification Agreement dated as of June 4, 1992 among Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., Union Carbide Industrial Gases Inc., UCAR Carbon Company Inc. and Union Carbide Coatings Service Corporation

2.24(1) Environmental Management Services and Liabilities Allocation Agreement dated as of January 1, 1990 among Union Carbide Corporation, Union Carbide Chemicals and Plastics Company Inc., UCAR Carbon Company Inc., Union Carbide Industrial Gases Inc. and Union Carbide Coatings Service Corporation

2.25(1)   Amendment  No. 1  to  such   Environmental   Management  Services  and
          Liabilities Allocation Agreement dated as of June 4, 1992

2.26      [omitted]

2.27      [omitted]

2.28(4) Trade Name and Trademark License Agreement dated March 1, 1996 between Union Carbide Corporation and UCAR Carbon Technology Corporation

2.29(1) Employee Benefit Services and Liabilities Agreement dated January 1, 1990 between Union Carbide Corporation and UCAR Carbon Company Inc.

2.30(1) Amendment to such Employee Benefit Services and Liabilities Agreement dated January 15, 1991

2.31(1)   Supplemental   Agreement   to   such   Employee   Benefit Services and
          Liabilities Agreement dated February 25, 1991

2.32(1)   Letter Agreement dated December 31, 1990 among Union Carbide Chemicals
          and   Plastics  Company  Inc.,  UCAR  Carbon   Company   Inc.,   Union
          Carbide Grafito, Inc. and Union Carbide Corporation

2.33(5) Form of Stock Repurchase Agreement among UCAR International Inc., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P. and Chase Equity Associates, L.P.

3.1(3)    Amended   and   Restated   Certificate   of   Incorporation   of  UCAR
          International Inc.

3.2(3)    Amended and Restated By-Laws of UCAR International Inc.

4.1(3) Specimen certificate representing Common Stock, par value $.01 per share, of UCAR International Inc.

4.2(1) Indenture dated as of January 15, 1995 among UCAR International Inc., UCAR Global Enterprises Inc. and the United States Trust Company of New York, as Trustee

5.1* Opinion of Kelley Drye & Warren LLP regarding the validity of the securities being registered

23.1*      Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1)

23.2*      Consent of KPMG Peat Marwick LLP

24.1*      Powers of Attorney (included on signature page)



------------------

(1)   Incorporated   by   reference   to   the   Registration  Statement of UCAR
      International Inc. and UCAR Global Enterprises Inc. on Form S-1 (File No. 33-84850).

(2) Incorporated by reference to the Annual Report of the registrant of Form 10-K for the year ended December 31, 1995.

(3) Incorporated by reference to the Registration Statement of the registrant on Form S-1 (File No. 33-94698).

(4) Incorporated by reference to the Quarterly Report of the registrant on Form 10-Q for the quarter ended March 31, 1996.

(5) Incorporated by reference to the Registration Statement of the registrant on Form S-3 (File No. 333-23073).